UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

VAXCYTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 Hatch Drive Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 21, 2021, Vaxcyte, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with ARE-San Francisco No. 63, LLC (the “Landlord”) for the purpose of establishing the Company’s new corporate headquarters at 825 Industrial Road in San Carlos, California (the “Premises”).

Under the Lease, the Company will lease 77,734 rentable square feet of the Premises. The lease term for the Premises commenced on January 22, 2021 (the “Lease Commencement Date”) and will expire 48 months from the first day of the first full month following the Rent Commencement Date for such space (the “Base Term”). The “Rent Commencement Date” is the earlier to occur of (i) the date that is 12 months after the Lease Commencement Date, or (ii) the date that the tenant improvements are substantially completed.

Under the Lease, the base rent is abated for three full calendar months after the Rent Commencement Date (the “Abatement Period”). Following the expiration of the Abatement Period, the Company will pay a monthly base rent for the Premises at an initial monthly rate of $5.60 per rentable square foot increasing by 3% per year on each annual anniversary of the Rent Commencement Date for the term of the Lease. Furthermore, the Landlord has agreed to provide the Company with a tenant improvement allowance of up to $160.00 per rentable square foot for the Premises and an additional tenant improvement allowance of up to $50.00 per rentable square foot (the “Additional Tenant Improvement Allowance”). If the Company exercises the Additional Tenant Improvement Allowance, it will repay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by the Landlord, if any, in equal monthly payments with an interest rate of 7% per year over the Base Term, which shall start to accrue on the date that the Landlord first disburses the Additional Tenant Improvement Allowance. Following the expiration of the initial term of the Lease, the Company has two options to extend the term of the Lease for a period of five years each.

Throughout the term of the Lease, the Company is responsible for paying certain costs and expenses, in addition to the rent, as specified in the Lease, including maintenance costs, taxes and operating expenses. The Lease includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature, including maintaining an approximately $0.9 million letter of credit to secure the performance of the Company’s obligations under the Lease.

The foregoing is a summary description of certain terms of the Lease and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description set forth in Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Lease Agreement by and between the Company and ARE-San Francisco No. 63, LLC, dated as of January 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: January 25, 2021	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer